UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2010

LIFE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5719 Van Allen Way
Carlsbad, California 92008
(Address of principal executive offices, including zip code)
(760) 603-7200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 30, 2010, William S. Shanahan submitted a retirement letter announcing his retirement from the Board of Directors of Life Technologies Corporation (“Company”) to pursue other matters. In connection with his retirement, Mr. Shanahan entered into a Consulting Agreement, effective as of June 30, 2010 (the “Consulting Agreement”), under which he agreed to provide the Company consulting services so that his knowledge and expertise concerning the operations of the Company and his extensive experience in the consumer products business will continue to be available to Company management. In consideration of Mr. Shanahan’s services, the Consulting Agreement provides that any of his restricted stock units that are unvested as of June 30, 2010 will continue to vest during the one-year term of the Consulting Agreement. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, effective as of June 30, 2010, between William S. Shanahan and Life Technologies Corporation (attached herewith).
17.1	Retirement Letter of William S. Shanahan, dated June 30, 2010 (attached herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION
	By:	/s/ John A. Cottingham, Esq.
John A. Cottingham, Esq.
Dated: June 30, 2010		Chief Legal Officer and Secretary